Exhibit 21

SUBSIDIARIES OF REGISTRANT

The following active subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant as of October 6, 2023.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V.
Armand Dupree, Inc.
BC International Cosmetic & Image Services, Inc.
BeautiControl Cosméticos Do Brasil Ltda.
BeautiControl, Inc.
Beauty Products, Inc.
CAV Sul Centro de Apoio de Vendas de Produtos Pess
Centro de Distribuicao Mineira de Produtos de Plastico Ltda.
Centro Oeste Distribuidora de Produtos Plasticos Ltda.
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.
Dart de Venezuela, C.A.
Dart do Brasil Industria e Comercio Ltda.
Dart Financial Services, Ltd.
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Manufacturing India Pvt. Ltd.
Dart, S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Cinque Terre, LLC
Deerfield Crosslands, LLC
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Comercial Paulista de Plasticos Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda.
Fuller Cosmetics - Venda Diretå de Cosmeticos Ltda.
International Investor, Inc.
Inversiones TWPT, C.A.
Latin America Investments, Inc.
Newco Logistica e Participacoes Ltda.
Premiere Brands International Coöperatief U.A.
Premiere Brands International LLC
Premiere Brands LLC
Premiere Products Brands of Canada, Ltd.
Premiere Products, Inc.
Premiere Servicios de Administracion S. de R.L.
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia LLC
PT Tupperware Indonesia Services
SASL Holdco L.L.C.
TPI HoldCo LLC
Tupperware (China) Company Limited
Tupperware (Portugal) Artigos Domésicos Limitada, Sucursal en Espana (branch office)
Tupperware (Portugal) Artigos Domesticos, Unipessoal, Lda.
Tupperware Asia Pacific Holdings Private Limited
Tupperware Australia Pty, Ltd.
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands (Thailand) Limited
Tupperware Brands Americas B.V.
Tupperware Brands Argentina, S.A.
Tupperware Brands Asia Pacific Pte. Ltd.
Tupperware Brands Corporation
Tupperware Brands Foundation
Tupperware Brands Japan Ltd.

Tupperware Brands Korea Ltd.
Tupperware Brands Latin America Holdings, LLC
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L. de C.V.
Tupperware Brands Philippines, Inc.
Tupperware Bulgaria Ltd.
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o.
Tupperware d.o.o.
Tupperware de Costa Rica, S.A.
Tupperware de El Salvador, S.A. de C.V.
Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware East Asia, LLC
Tupperware Eastern Europe s.r.l.
Tupperware Egypt Ltd
Tupperware France S.A.
Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware HK Procurement Limited
Tupperware Home Parties, LLC
Tupperware Honduras, S. de R.L.
Tupperware Hungary Ltd.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Designated Activity Company
Tupperware International Holdings Corporation
Tupperware Israel Ltd.
Tupperware Italia S.p.A.
Tupperware Kazakhstan Limited Liability Partnership
Tupperware Malaysia Services Sdn. Bhd
Tupperware Morocco
Tupperware Nederland B.V.
Tupperware Nederland B.V. Amsterdam, Nyon, Switzerland
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z 0.0.
Tupperware Products A.G.
Tupperware Products, Inc.
Tupperware Products, Inc. Wilmington, Fribourg Branch
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Services Mexico, S de RL de CV
Tupperware Trading Services (Shenzhen) Co., Ltd
Tupperware Turkey, Inc. Instabul Turkiye Subsi
Tupperware U.S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland Limited
Tupperware Vietnam LLC
Tupperware, Industria Lusitana de Artigos Domesticos
Uniao Norte Distribuidora de Produtos Plasticos Ltda
Uniao Sul Comercial de Plasticos Ltda.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.